Exhibit 99.1

Contacts: Jay Brown, CFO
Fiona McKone, VP - Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE INTERNATIONAL
REPORTS THIRD QUARTER 2011 RESULTS;
RAISES 2011 OUTLOOK AND PROVIDES 2012 OUTLOOK

October 25, 2011 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended September 30, 2011.
"We had an excellent third quarter, exceeding the high-end of our Outlook for site rental revenue, site rental gross margin, Adjusted EBITDA and recurring cash flow," stated Ben Moreland, President and Chief Executive Officer. "Further, the contribution from the network services portion of our business exceeded our expectations, delivering the highest contribution to gross margin in its history. As a result of our strong performance, we have increased our full year 2011 Outlook, which now suggests annual recurring cash flow per share growth of 18% compared to 2010. As I look forward to the balance of the year and to 2012, we are excited to be assisting with and benefiting from significant network upgrades by the three largest carriers, each of which is adding capacity to create a higher quality mobile Internet experience."

CONSOLIDATED FINANCIAL RESULTS
Total revenue for the third quarter of 2011 increased 7% to $514 million from $482 million for the same period in 2010. Site rental revenue for the third quarter of 2011 increased $32 million, or 7%, to $469 million from $437 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $26 million, or 8%, to $347 million in the third quarter of 2011 from $321 million in the same period in 2010. Adjusted EBITDA for the third quarter of 2011 increased $26 million, or 9%, to $332 million from $306 million in the same period in 2010.
Recurring cash flow, defined as Adjusted EBITDA less interest expense and sustaining capital expenditures, increased 12% to $199 million for the third quarter of 2011, compared to $178 million in the third quarter of 2010. Recurring cash flow per share, defined as recurring cash flow divided by diluted weighted average common shares outstanding, grew 13% to $0.70 in the third quarter of 2011, compared to

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$0.62 in the third quarter of 2010.
Net income attributable to CCIC stockholders for the third quarter of 2011 increased to $51 million, compared to net loss attributable to CCIC stockholders of $135 million for the same period in 2010. Net income attributable to CCIC stockholders after deduction of dividends on preferred stock and losses on purchases of preferred stock increased to $44 million in the third quarter of 2011, compared to net loss attributable to CCIC stockholders after deduction of dividends on preferred stock and losses on purchases of preferred stock of $140 million for the same period in 2010. Net income attributable to CCIC common stockholders after deduction of dividends on preferred stock and losses on purchases of preferred stock per common share was $0.15 for the third quarter of 2011, compared to net loss attributable to CCIC common stockholders per common share of $0.49 in the third quarter of 2010.

FINANCING AND INVESTING ACTIVITIES
"I am very pleased with our third quarter results, our ability to increase our Outlook for the balance of 2011 and our continued investment in activities such as share purchases and land acquisitions," stated Jay Brown, Chief Financial Officer of Crown Castle. "During the third quarter, we invested approximately $280 million in activities around our core business. We believe such investments strengthen our business and maximize long-term recurring cash flow per share, which we believe is the best measure of shareholder value creation. Since 2007, we have grown recurring cash flow per share by approximately 19% annually."
During the third quarter of 2011, Crown Castle purchased 3.0 million of its common shares and potential shares using $123.8 million in cash at an average price of $40.85 per share. These purchases were comprised of 2.7 million of common shares using $108.8 million in cash at an average price of $40.42 and $15.0 million of 6.25% preferred shares, reducing potential common shares by 0.3 million. Diluted common shares outstanding at September 30, 2011 were 282.8 million. Since January 2003, Crown Castle has spent $2.7 billion to purchase 100.3 million of its common shares and potential shares, at an average price of $26.84 per share.
During the third quarter of 2011, Crown Castle invested approximately $148 million in capital expenditures, comprised of $111 million of land purchases (including an $89 million purchase of our ground leases in a single transaction), $6 million of sustaining capital expenditures and $31 million of revenue generating capital expenditures, the latter consisting of $20 million on existing sites and $11 million on the construction of new sites.
Since June 30, 2011, Crown Castle has increased the borrowings under its revolving credit facility by $117 million to $305 million. As of September 30, 2011, Crown Castle had approximately $76 million

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in cash and cash equivalents (excluding restricted cash) and $145 million of availability under its revolving credit facility.
OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC").
The following Outlook table is based on current expectations and assumptions and assumes a US dollar to Australian dollar exchange rate of 1.0 US dollar to 1.0 Australian dollar for fourth quarter 2011, full year 2011 and 2012 Outlook.
As reflected in the following table, Crown Castle has increased the midpoint of its full year 2011 Outlook, previously issued on July 27, 2011, for site rental revenue by $7 million, site rental gross margin by $9 million, Adjusted EBITDA by $18 million and recurring cash flow by $17 million.
The Outlook for full year 2012 assumes site rental revenue growth of approximately $90 million, wholly comprised of anticipated new leasing activity in the form of new installations and amendments to existing installations. This growth in site rental revenue from new leasing is approximately equivalent to our full year expectations for 2011. The 2012 Outlook for site rental revenue does not assume any contribution to growth from the existing base of business as revenue from contractual rental increases is offset by higher expected churn, specifically related to Alltel licenses Verizon is expected to terminate as a result of its acquisition of Alltel. The impact of the churn is increased by the expectation that it will occur mostly in the first six months of 2012. Further, the Outlook does not assume any benefit from significant customer lease extensions in 2012.
The following table sets forth Crown Castle's current Outlook for the fourth quarter 2011, full year 2011 and full year 2012:

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(in millions, except per share amounts)	Fourth Quarter 2011	Full Year 2011	Full Year 2012
Site rental revenues	$467 to $472	$1,849 to $1,854	$1,930 to $1,945
Site rental cost of operations	$117 to $122	$478 to $483	$470 to $485
Site rental gross margin	$348 to $353	$1,368 to $1,373	$1,445 to $1,460
Adjusted EBITDA	$330 to $335	$1,301 to $1,306	$1,365 to $1,380
Interest expense and amortization of deferred financing costs(a)(b)	$125 to $129	$506 to $510	$505 to $515
Sustaining capital expenditures	$6 to $8	$20 to $22	$22 to $27
Recurring cash flow	$196 to $201	$772 to $777	$830 to $845
Net income (loss) after deduction of dividends on preferred stock	$35 to $60	$136 to $170	$160 to $248
Net income (loss) per share — diluted(c)	$0.12 to $0.21	$0.48 to $0.60	$0.57 to $0.88

(a)	Inclusive of $26 million, $103 million and $98 million, respectively, of non-cash expense.

(b)
Approximately $18 million, $72 million and $65 million, respectively, of the total non-cash expense relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

(c)	Represents net income (loss) per common share, based on 282.8 million diluted shares outstanding as of September 30, 2011.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for October 26, 2011, at 10:30 a.m. eastern time. The conference call may be accessed by dialing 480-629-9835 and asking for the Crown Castle call at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Any supplemental materials for the call will be posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on October 26, 2011, through 11:59 p.m. eastern time on November 2, 2011, and may be accessed by dialing 303-590-3030 using access code 4478158. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
Crown Castle owns, operates, and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, interest expense and amortization of deferred financing costs, gains (losses) on purchases and redemptions of debt, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest and other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense. Adjusted EBITDA is not intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. We define sustaining capital expenditures as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of our revenue generating assets and include capitalized costs related to (i) maintenance activities on our towers, (ii) vehicles, (iii) information technology equipment, and (iv) office equipment. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including other companies in the tower sector. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the three months and nine months ended September 30, 2011 and 2010 are computed as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
(in millions, except per share amounts)
Net income (loss)	$51.4	$(135.2)	$122.5	$(352.2)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	3.1	4.4	13.7	8.6
Acquisition and integration costs	0.6	0.9	1.7	1.1
Depreciation, amortization and accretion	138.5	136.2	414.0	403.5
Interest expense and amortization of deferred financing costs	127.1	123.2	380.3	364.3
Gains (losses) on purchases and redemptions of debt	—	71.9	—	138.4
Net gain (loss) on interest rate swaps	—	104.4	—	292.3
Interest and other income (expense)	0.6	(0.8)	4.9	(1.0)
Benefit (provision) for income taxes	2.8	(7.6)	7.8	(22.6)
Stock-based compensation expense	8.3	8.7	26.8	28.0
Adjusted EBITDA	$332.4	$306.1	$971.6	$860.5
Less: Interest expense and amortization of deferred financing costs	127.1	123.2	380.3	364.3
Less: Sustaining capital expenditures	6.5	5.1	14.1	14.6
Recurring cash flow	$198.8	$177.8	$577.2	$481.6

Weighted average common shares outstanding — diluted	283.9	286.1	286.9	286.9
Recurring cash flow per share	$0.70	$0.62	$2.03	$1.68

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Other Calculations:

Adjusted EBITDA and recurring cash flow for the quarter ending December 31, 2011 and the years ending
December 31, 2011 and December 31, 2012 are forecasted as follows:

	Q4 2011	Full Year 2011	Full Year 2012
(in millions)	Outlook	Outlook	Outlook
Net income (loss)	$40 to $65	$157 to $191	$180 to $268
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$2 to $5	$15 to $18	$15 to $25
Acquisition and integration costs	$0 to $1	$1 to $3	$1 to $3
Depreciation, amortization and accretion	$136 to $141	$550 to $555	$545 to $565
Interest expense and amortization of deferred financing costs(a)(b)	$125 to $129	$506 to $510	$505 to $515
Gains (losses) on purchases and redemptions of debt	$0 to $0	$0 to $0	$0 to $0
Interest and other income (expense)	$(1) to $1	$3 to $8	$(2) to $4
Benefit (provision) for income taxes	$1 to $4	$8 to $13	$15 to $35
Stock-based compensation expense	$7 to $9	$32 to $37	$33 to $38
Adjusted EBITDA	$330 to $335	$1,301 to $1,306	$1,365 to $1,380
Less: Interest expense and amortization of deferred financing costs(a)(b)	$125 to $129	$506 to $510	$505 to $515
Less: Sustaining capital expenditures	$6 to $8	$20 to $22	$22 to $27
Recurring cash flow	$196 to $201	$772 to $777	$830 to $845

(a)	Inclusive of approximately $26 million, $103 million and $98 million, respectively, of non-cash expense.

(b)
Approximately $18 million, $72 million and $65 million, respectively, of the total non-cash expense relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

The components of interest expense and amortization of deferred financing costs are as follows:

	For the Three Months Ended
(in millions)	September 30, 2011	September 30, 2010
Interest expense on debt obligations	$101.4	$101.0
Amortization of deferred financing costs	3.8	3.8
Amortization of discounts on long-term debt	4.1	3.7
Amortization of interest rate swaps	18.0	14.4
Other	(0.1)	0.3
	$127.1	$123.2

The components of interest expense and amortization of deferred financing costs are forecasted as follows:

	Q4 2011	Full Year 2011	Full Year 2012
(in millions)	Outlook	Outlook	Outlook
Interest expense on debt obligations	$100 to $103	$403 to $407	$407 to $417
Amortization of deferred financing costs	$3 to $4	$14 to $16	$14 to $16
Amortization of discounts on long-term debt	$3 to $4	$15 to $17	$17 to $19
Amortization of interest rate swaps	$17 to $20	$69 to $74	$63 to $68
Other	$0 to $0	$0 to $1	$(1) to $1
	$125 to $129	$506 to $510	$505 to $515

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Debt balances and maturity dates as of September 30, 2011:

(in millions)	Face Value	Final Maturity
Revolver	$305.0	September 2013
2007 Crown Castle Operating Company Term Loan	620.8	March 2014
9% Senior Notes Due 2015	866.9	January 2015
7.5% Senior Notes Due 2013	0.1	December 2013
7.75% Senior Secured Notes Due 2017	1,000.4	May 2017
7.125% Senior Notes Due 2019	500.0	November 2019
Senior Secured Notes, Series 2009-1(a)	220.9	Various
Senior Secured Tower Revenue Notes, Series 2010-1-2010-3(b)	1,900.0	Various
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(c)	1,550.0	Various
Capital Leases and Other Obligations	49.5	Various
Total Debt	$7,013.5
Less: Cash and Cash Equivalents(d)	$(75.5)
Net Debt	$6,938.0

(a)
The 2009 Securitized Notes consist of $150.9 million of principal as of September 30, 2011 that amortizes during the period beginning January 2010 and ending in 2019, and $70.0 million of principal that amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes Series 2010-1, 2010-2 and 2010-3 have principal amounts of $300.0 million, $350.0 million, and $1,250.0 million with anticipated repayment dates of 2015, 2017, and 2020, respectively.

(c)
The Senior Secured Tower Revenue Notes Series 2010-4, 2010-5 and 2010-6 have principal amounts of $250.0 million, $300.0 million and $1,000.0 million with anticipated repayment dates of 2015, 2017 and 2020, respectively.

(d)	Excludes restricted cash.

Sustaining capital expenditures for the three months and nine months ended September 30, 2011 and 2010 is computed as follows:

	For the Three Months Ended		For the Nine Months Ended
(in millions)	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Capital Expenditures	$148.4	$56.5	$265.1	$148.3
Less: Land purchases	111.0	26.1	163.8	77.1
Less: Tower improvements and other	19.6	22.2	55.1	47.5
Less: Construction of towers	11.4	3.1	32.1	9.1
Sustaining capital expenditures	$6.5	$5.1	$14.1	$14.6

Site rental gross margin for the quarter ending December 31, 2011 and for the years ending December 31, 2011 and December 31, 2012 is forecasted as follows:

(in millions)	Q4 2011 Outlook	Full Year 2011 Outlook	Full Year 2012
Site rental revenue	$467 to $472	$1,849 to $1,854	$1,930 to $1,945
Less: Site rental cost of operations	$117 to $122	$478 to $483	$470 to $485
Site rental gross margin	$348 to $353	$1,368 to $1,373	$1,445 to $1,460

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Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) our investment activities, including share purchases and land acquisitions, and the impact of and return on our investments, (ii) currency exchange rates, (iii) leasing activity, including new installations, amendments to existing installations, lease escalations, churn, and lease extensions, (iv) site rental revenues, (v) site rental cost of operations, (vi) site rental gross margin, (vii) Adjusted EBITDA, (viii) interest expense and amortization of deferred financing costs, (ix) capital expenditures, including sustaining capital expenditures, (x) recurring cash flow, including on a per share basis, (xi) net income (loss), including on a per share basis, and (xii) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues and reduce demand for our towers and network services.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	A wireless communications industry slowdown or reduction in carrier network investment may materially and adversely affect our business (including reducing demand for our towers and network services).

•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer contracts.

•	New technologies may significantly reduce demand for our towers and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to the land under our towers, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$75,524	$112,531
Restricted cash	223,573	221,015
Receivables, net	64,762	59,912
Deferred income tax assets	53,345	59,098
Prepaid expenses, deferred site rental receivables and other current assets, net	105,076	92,589
Total current assets	522,280	545,145
Property and equipment, net	4,864,400	4,893,651
Goodwill	2,031,949	2,029,296
Other intangible assets, net	2,211,643	2,313,929
Deferred site rental receivables, long-term prepaid rent, deferred financing costs and other assets, net	812,943	687,508
	$10,443,215	$10,469,529

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$168,316	$210,075
Deferred revenues	174,906	202,123
Current maturities of debt and other obligations	33,612	28,687
Total current liabilities	376,834	440,885
Debt and other long-term obligations	6,903,074	6,750,207
Deferred income tax liabilities	67,613	66,686
Deferred ground lease payable and other liabilities	477,232	450,176
Total liabilities	7,824,753	7,707,954
Redeemable convertible preferred stock	304,810	316,581
CCIC Stockholders' equity	2,313,062	2,445,373
Noncontrolling interest	590	(379)
Total equity	2,313,652	2,444,994
	$10,443,215	$10,469,529

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenues:
Site rental	$468,920	$437,079	$1,382,219	$1,253,582
Network services and other	44,963	44,811	131,039	128,762
Total net revenues	513,883	481,890	1,513,258	1,382,344
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	121,759	116,233	361,317	345,453
Network services and other	25,083	26,767	78,213	82,990
General and administrative	42,922	41,420	128,925	121,449
Asset write-down charges	3,090	4,429	13,696	8,588
Acquisition and integration costs	617	867	1,661	1,139
Depreciation, amortization and accretion	138,523	136,218	413,987	403,512
Total operating expenses	331,994	325,934	997,799	963,131
Operating income (loss)	181,889	155,956	515,459	419,213
Interest expense and amortization of deferred financing costs	(127,119)	(123,196)	(380,288)	(364,322)
Gains (losses) on purchases and redemptions of debt	—	(71,933)	—	(138,367)
Net gain (loss) on interest rate swaps	—	(104,421)	—	(292,295)
Interest and other income (expense)	(562)	847	(4,887)	985
Income (loss) before income taxes	54,208	(142,747)	130,284	(374,786)
Benefit (provision) for income taxes	(2,825)	7,597	(7,763)	22,622
Net income (loss)	51,383	(135,150)	122,521	(352,164)
Less: Net income (loss) attributable to the noncontrolling interest	105	(141)	355	(351)
Net income (loss) attributable to CCIC stockholders	51,278	(135,009)	122,166	(351,813)
Dividends on preferred stock and losses on purchases of preferred stock	(7,541)	(5,201)	(17,944)	(15,604)
Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock and losses on purchases of preferred stock	$43,737	$(140,210)	$104,222	$(367,417)

Net income (loss) attributable to CCIC common stockholders, after deduction of dividends on preferred stock and losses on purchases of preferred stock, per common share:
Basic	$0.16	$(0.49)	$0.37	$(1.28)
Diluted	$0.15	$(0.49)	$0.36	$(1.28)

Weighted average common shares outstanding (in thousands):
Basic	282,031	286,119	284,770	286,883
Diluted	283,899	286,119	286,868	286,883

Adjusted EBITDA	$332,398	$306,137	$971,614	$860,472

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$122,521	$(352,164)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	413,987	403,512
Gains (losses) on purchases and redemptions of long-term debt	—	138,367
Amortization of deferred financing costs and other non-cash interest	77,221	59,734
Stock-based compensation expense	24,937	26,185
Asset write-down charges	13,696	8,588
Deferred income tax benefit (provision)	6,684	(34,279)
Income (expense) from forward-starting interest rate swaps	—	292,295
Other adjustments, net	4,848	818
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(37,869)	(8,348)
Decrease (increase) in assets	(170,751)	(127,053)
Net cash provided by (used for) operating activities	455,274	407,655
Cash flows from investing activities:
Proceeds from disposition of property and equipment	1,052	2,035
Payments for acquisition of businesses, net of cash acquired	(17,997)	(126,972)
Capital expenditures	(265,115)	(148,274)
Payments for investments and other	—	(25,247)
Net (increase) decrease in restricted cash	(15,427)	—
Net cash provided by (used for) investing activities	(297,487)	(298,458)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	3,450,000
Proceeds from issuance of capital stock	1,523	16,310
Principal payments on long-term debt and other long-term obligations	(26,026)	(18,282)
Purchases and redemptions of long-term debt	—	(3,541,312)
Purchases of capital stock	(301,369)	(146,908)
Purchases of preferred stock	(15,002)	—
Borrowings under revolving credit agreement	273,000	—
Payments under revolving credit agreement	(125,000)	—
Payments for financing costs	(82)	(58,729)
Payments for forward-starting interest rate swap settlements	—	(266,870)
Net decrease (increase) in restricted cash	12,153	9,467
Dividends on preferred stock	(14,713)	(14,909)
Net cash provided by (used for) financing activities	(195,516)	(571,233)
Effect of exchange rate changes on cash	722	(131)
Net increase (decrease) in cash and cash equivalents	(37,007)	(462,167)
Cash and cash equivalents at beginning of period	112,531	766,146
Cash and cash equivalents at end of period	$75,524	$303,979
Supplemental disclosure of cash flow information:
Interest paid	312,992	319,519
Income taxes paid	4,343	3,037

CROWN CASTLE INTERNATIONAL CORP.
Summary Fact Sheet
dollars in millions

	Quarter Ended
	12/31/2010			3/31/2011			6/30/2011			9/30/2011
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$421.9	$25.3	$447.2	$430.6	$25.6	$456.2	$429.5	$27.6	$457.1	$441.1	$27.8	$468.9
Services	46.4	2.7	49.1	37.7	5.2	42.8	40.0	3.2	43.2	40.9	4.1	45.0
Total Revenues	468.3	28.0	496.3	468.3	30.7	499.0	469.5	30.9	500.3	482.0	31.9	513.9

Operating Expenses
Site Rental	113.2	8.5	121.7	110.4	8.0	118.4	112.2	9.0	121.1	112.8	8.9	121.8
Services	29.7	1.6	31.3	24.0	3.3	27.2	23.6	2.3	25.9	22.7	2.4	25.1
Total Operating Expenses	142.8	10.1	152.9	134.4	11.3	145.6	135.7	11.3	147.0	135.6	11.3	146.8

General & Administrative	39.0	4.9	43.9	39.6	5.1	44.7	36.7	4.6	41.3	37.3	5.6	42.9

Add: Stock-Based Compensation	10.4	1.6	11.9	9.5	1.2	10.7	7.8	0.1	7.9	7.7	0.6	8.3
Adjusted EBITDA	$296.8	$14.6	$311.4	$303.8	$15.5	$319.3	$304.8	$15.1	$319.9	$316.8	$15.6	$332.4

	Quarter Ended
	12/31/2010			3/31/2011			6/30/2011			9/30/2011
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	73%	66%	73%	74%	69%	74%	74%	67%	73%	74%	68%	74%
Services	36%	42%	36%	36%	37%	36%	41%	28%	40%	44%	42%	44%

Adjusted EBITDA	63%	52%	63%	65%	50%	64%	65%	49%	64%	66%	49%	65%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
dollars in millions

	Quarter Ended
	12/31/2010	3/31/2011	6/30/2011	9/30/2011
Net income (loss)	$40.9	$40.1	$31.0	$51.4
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	5.1	4.4	6.2	3.1
Acquisition and integration costs	1.0	0.6	0.5	0.6
Depreciation, amortization and accretion	137.3	137.3	138.2	138.5
Interest expense, amortization of deferred financing costs	125.9	126.7	126.5	127.1
Net gain (loss) on interest rate swaps	(5.9)	—	—	—
Interest and other income (expense)	(0.6)	0.4	3.9	0.6
Benefit (provision) for income taxes	(4.2)	(0.8)	5.8	2.8
Stock-based compensation	11.9	10.7	7.9	8.3
Adjusted EBITDA	$311.4	$319.3	$319.9	$332.4

Note: Components may not sum to total due to rounding.

CCI Fact Sheet Q3 2011 to Q3 2010
dollars in millions

	Quarter Ended
	9/30/2010		9/30/2011		% Change
CCUSA
Site Rental Revenues	$414.3		$441.1		6%
Ending Towers	22,265		22,211		—%

CCAL
Site Rental Revenues	$22.8		$27.8		22%
Ending Towers	1,595		1,596		—%

Total CCIC
Site Rental Revenues	$437.1		$468.9		7%
Ending Towers	23,860		23,807		—%

Ending Cash and Cash Equivalents	$304.0	*	$75.5	*
Total Face Value of Debt	$6,708.6		$7,013.5
Net Debt	$6,404.6		$6,938.0

Net Leverage Ratios: (1)
Net Debt / Adjusted EBITDA	5.2X		5.2X
Last Quarter Annualized Adjusted EBITDA	$1,224.5		$1,329.6

*Excludes Restricted Cash
(1) Based on Face Values

Note: Components may not sum to total due to rounding.